SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2004

MINORPLANET SYSTEMS USA, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	0-26140 (Commission File Number)	51-0352879 (I.R.S. Employer Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)

     ITEM 9. OTHER EVENTS AND REGULATION FD DISCLOSURE

     Plan of Reorganization and Disclosure Statement

     Minorplanet Systems USA, Inc. and its subsidiaries Caren (292) Limited and Minorplanet Systems USA Limited (collectively referred to as the “Company”) filed their preliminary Debtors’ Joint Plan of Reorganization (“Plan”) and Disclosure Statement Regarding Debtors’ Joint Plan of Reorganization (“Disclosure Statement”) with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). A copy of the Plan is attached hereto as Exhibit 99.1. A copy of the Disclosure Statement is attached hereto as Exhibit 99.2.

     The Company reserves the right to modify the Plan either before or after the confirmation date to the fullest extent permitted under section 1127 of the United States Bankruptcy Code (the “Bankruptcy Code”) and Bankruptcy Rule 3019, including but not limited to modifications necessary to negotiate the resolution of an objection to confirmation of the Plan. The Company may withdraw the Plan at any time before the confirmation date, or thereafter prior to the effective date of the Plan. The Company may amend the Plan before or after the effective date of the Plan as provided in section 1127 of the Bankruptcy Code.

     The Plan provides for cancellation of all outstanding common stock (“Prior Equity Holders”) and other equity interests in the Company and the issuance of 7,000,000 shares of new common stock (“New Common Stock”) in satisfaction of the claims of creditors. The Plan provides that the New Common Stock would be issued and distributed in accordance with the terms of the Plan without further act or action under applicable law, regulation, order or rule and shall be exempt from registration under applicable securities law pursuant to section 1145(a) of the Bankruptcy Code.

     Based upon the value of the Company, and to the extent that creditors’ claims are satisfied in full with less than all of the 7,000,000 shares of New Common Stock, the Plan provides for issuance of the remaining shares of New Common Stock to the Prior Equity Holders. Prior Equity Holders should expect to sustain substantial dilution to their interests and may not receive any New Common Stock in the event that the value of the Company does not exceed the claims of the creditors in the aggregate. The Plan further provides for the issuance of an additional 700,000 shares of New Common Stock to be distributed to the management of the reorganized Debtor as determined by the Compensation Committee of the Board of Directors of the reorganized Debtor. The Disclosure Statement must be approved by the Bankruptcy Court, and is subject to any revisions necessary to obtain the approval of the Bankruptcy Court, prior to mailing along with the Plan to creditors for purposes of solicitation of approval of the Plan.

     The amount of New Common Stock to be issued to the creditors to satisfy their claims in full is dependent upon the valuation of the Company. At this time, the Company’s financial advisors, FTI Consulting, Inc., are finalizing their independent valuation of the Company for purposes of the Plan. Accordingly, the Plan and Disclosure Statement as currently filed do not include information on the amount of New Common Stock to be issued to the creditors, the Company’s proposed five (5) year business plan, corresponding financial projections, or valuation of the Company. Upon finalization of the valuation, and approval of the same by the Company’s Board of Directors, the Company will file an amended Plan and Disclosure Statement with the Bankruptcy Court.

     Next Generation AVL Product.

     The Company currently believes that in order to fully exploit the Automatic Vehicle Location (“AVL”) marketplace in the United States, the Company must introduce a next-generation mobile unit that uses general packet radio service (“GPRS”) for transmission of wireless data. The Company believes that a GPRS-enabled mobile unit will provide substantial savings in wireless transmission costs over the current GSM circuit-switched Vehicle Management Information (“VMI”) unit. Furthermore, the Company believes that the AVL software used in conjunction with the mobile unit should be hosted by the Company in a service bureau environment utilizing the Company’s existing Network Services Center (“NSC”) whereby customers access their data through the Internet or a dedicated frame relay. The Company believes that a service bureau offering will allow the Company to substantially reduce its customer support and maintenance costs by avoiding costly maintenance visits to customer premises.

     In early 2003, the Company requested that Minorplanet Limited (“MPUK”), the Licensor of the VMI technology to the Company, develop a GPRS-enabled VMI unit and modify the VMI software to be hosted in a web environment. MPUK initially scheduled delivery of the GPRS-enabled mobile unit and web-enabled software on or before September 2003. However, to date, MPUK has been unable to deliver a commercially viable GPRS-enabled mobile unit and web-enabled software to the Company for the U.S. AVL market. In fact, MPUK recently announced that it had elected to outsource the development of the web-hosted software, which would not be available until mid-2005.

     In conjunction with its development of the next-generation product for the SBC Companies, the Company commenced the internal development of a GPRS-enabled mobile unit and AVL software in January 2004, which can be hosted by the Company at its NSC with minor modifications and minimal capital expenditures (the “Next Generation Product”). Customers using the Next Generation Product will access their data via the Internet or dedicated frame relay. The Company currently anticipates commercially launching the Next Generation Product in early November 2004. There can be no assurances that the Company will be able to commercially launch the Next Generation Product on or before November 2004, and failure to do so may have a material adverse impact on the Company’s business, financial condition and results of operations.

     Accordingly, the Plan provides for the rejection of the License Agreement for the VMI technology (the “VMI License Right”). The Company intends to negotiate with MPUK for a temporary use license to market and sell the VMI product until the Company’s Next Generation Product is commercially available to ensure a smooth transition to the Next Generation Product. In the event that the Company cannot obtain the temporary license, the Company will be required to cease the marketing and sale of the VMI product upon the effective date of the Plan. Accordingly, during the period from the effective date of the Plan until the Company’s Next Generation Product is commercially available, the Company would not have an AVL product to market and sell. There can be no assurances that the Company will be able to obtain a temporary license right to market and sell the VMI product following rejection of the VMI License Right, and failure to do so may have a material adverse impact on the Company’s business, financial condition and results of operations.

     In the event that the Company’s Plan which includes the rejection of the VMI License Right is approved by the creditors and the Bankruptcy Court, the Company will recognize an impairment loss for the fiscal quarter ending May 31, 2004. It is likely that the impairment loss will be equal to substantially all of the carrying value of the VMI License Right. As of March 31, 2004, the carrying value of the license rights was $32.0 million.

Limitation on Incorporation by Reference

     In accordance with general instruction B.2 of Form 8-K, the Plan and Disclosure Statement and other information in this report (including exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 7. Financial Statements and Exhibits

(c) Exhibit. The following exhibit is filed with this document:

Exhibit No.	Description
99.1	Debtors’ Joint Plan of Reorganization filed with the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) on April 26, 2004.

99.2	Disclosure Statement Regarding Debtors’ Joint Plan of Reorganization filed with the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) on April 26, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINORPLANET SYSTEMS USA, INC.
/s/ J. Raymond Bilbao
J. Raymond Bilbao
Senior Vice President, General Counsel & Secretary

Date: April 27, 2004

Exhibit No.	Description
99.1	Debtors’ Joint Plan of Reorganization filed with the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) on April 26, 2004.

99.2	Disclosure Statement Regarding Debtors’ Joint Plan of Reorganization filed with the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) on April 26, 2004.